AFFIDAVIT OF RECEIPT AND ACCEPTANCE

STATE OF GEORGIA

COUNTY OF COBB

Before me this day personally appeared LEE DICKERSON (the "Affiant") who being by me first duly sworn, deposes and says:

1. The Affiant is a duly authorized agent of Triad Financial Services, Inc. ("Lender"), for the purpose of receiving delivery of and accepting on behalf of Lender, "Credit and Security Agreement" and the "Community Credit and Security Agreement" loan documents executed outside the State of Florida by borrowers of Lender.

2. On July 26, 2021 Affiant, acting as a duly authorized agent of Lender, received delivery of and accepted within the State of Georgia, that certain "Credit and Security Agreement" and the "Community Credit and Security Agreement" dated as of July 22, 2021 executed by GVEST FINANCE LLC in favor of Lender.

FURTHER AFFIANT SAYETH NOT.

Dated: July 26, 2021

Lee Dickerson
LEE DICKERSON

The foregoing affidavit was sworn to before me this 26th day of July, 2021, in the County of Cobb, State of Georgia, by Lee Dickerson, who is [X] personally known to me or [ ] has produced a driver's license as identification.

Kathryn Kavanaugh Smith

KATHRYN KAVANAUGH SMITH NOTARY PUBLIC COBB COUNTY, GEORGIA

Notary Public, State of Georgia
My commission expires: 07-19, 2025

COMMUNITY RENTAL HOMES CREDIT AND SECURITY AGREEMENT

TRIAD FINANCIAL SERVICES, INC.

AND

GVEST FINANCE LLC

BORROWER

July 22, 2021

Contents

COMMUNITY RENTAL HOMES CREDIT AND SECURITY AGREEMENT

This COMMUNITY RENTAL HOMES CREDIT AND SECURITY AGREEMENT ("**Agreement**') is entered into as of July 22, 2021 (**"Effective Date"**) by and between the undersigned party (or, if applicable, parties) listed as Borrower (individually and collectively, "**Borrower**"), and TRIAD FINANCIAL SERVICES, INC., a Florida corporation (together with its successors and assigns, "**Lender**").

1. Recitals.

WHEREAS, Lender is in the business of originating and servicing loans secured by manufactured homes; and

WHEREAS, one or more of Borrower's Affiliates owns one or more land-lease communities where manufactured homes are located (each a "**Community**" and collectively the "**Communities**"); and

WHEREAS, Borrower is in the business of leasing manufactured homes (each a "**Rental Home**", collectively, "**Rental Homes**") to tenants (each, a "**Resident**", collectively, "**Residents**") in the Communities; and

WHEREAS, Borrower has requested that Lender make Loans (as hereinafter defined) to it for the purchase or refinancing of Rental Homes, which Loans shall be documented by this Agreement, a Statement of Financial Transaction (as hereinafter defined), a Note and Security Agreement (as hereinafter defined) and other Loan Documents (as hereinafter defined), and secured by Funded Rental Homes, and Lender is agreeable to making said Loans.

NOW, THEREFORE, in consideration of these premises, and with the intent to be legally bound, Lender and Borrower agree as follows:

2. Certain Defined Terms.

As used herein, the following terms shall have the meanings set forth below:

"Additional Loan" shall mean a Loan to Borrower made after the Effective Date pursuant to Section 20 of this Agreement.

"**Affiliate**" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Party. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

"Allocated Loan Amount" shall mean the portion of a Loan used to purchase or refinance a Funded Rental Home identified in the related Conditional Approval Letter and SOFT.

"Allocated Monthly Loan Payment" shall mean the amount of a monthly Loan payment needed to amortize the Allocated Loan Amount as provided in Section 7.1 of this Agreement.

"Applicable Loan Term" shall mean, with respect to a Loan secured by a new Rental Home, two hundred forty (240) months following the Loan Funding Date, and with respect to a Used Rental Home, one hundred eighty (180) months following the Loan Funding Date.

"Applicable Interest Rate" shall mean, with respect to each Loan, the greater of a fixed rate equal to 3.25% or the highest prime rate of interest published in the *Wall Street Journal, Eastern Edition* on the Loan Funding Date or the Applicable Interest Rate Change Date, as the case may be, plus 375 basis points in either case.

"Applicable Interest Rate Change Date" as to each Loan shall mean the last day of the sixtieth (60th) month following month of the Loan Funding Date.

"Applicable Law" shall mean any applicable federal, state, or local law, statute, rule, regulation or ordinance, or judicial, governmental, or administrative order, directive, decree, policy, guideline or ruling applicable to any operations or activities to be undertaken (or actually undertaken) by a Party hereto pursuant to or in connection with this Agreement or any of the Loans or Notes and Security Agreements.

"Approved Manufacturer" shall mean a manufacturer of manufactured homes identified in writing by Lender to Borrower as approved by Lender.

"Assignment of Leases" shall mean a first priority assignment of Home Leases from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Home Leases and the Home Rents for each Funded Rental Home, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"**Authorized Official**" shall mean the Governmental Authority responsible for issuing certificates of title to Funded Rental Homes, noting liens thereon or, as the case may be, accepting UCC-1 financing statements for filing as required by law.

"Business Day" shall mean any day other than a Saturday, Sunday, or any federal holiday on which the U.S. Post Office would be closed.

"Community" shall have the meaning set forth in the Recitals hereto.

"Community Agreement" shall mean each agreement between Lender and a Community Owner governing the disposition of repossessed Funded Rental Homes in the Community, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Community Owner" shall mean each Borrower Affiliate that is the owner of a Community in which a Funded Rental Home is located.

"Collateral" shall mean all Funded Rental Homes and all accessories and accessions thereto, and all proceeds of all of the foregoing, including, without limitation, all Home Leases and Home Rents.

"Conditional Approval Letter" shall mean Lender's letter to Borrower approving a Request for Loan, stating the conditions precedent to the Loan, and the terms of the Loan in the form set forth as **Exhibit D** annexed hereto.

"**Credit Limit**" shall mean Four Million Dollars ($4,000,000.00).

"**Debt**" shall mean the total outstanding amount set forth in, and evidenced by, this Agreement, the Statements of Financial Transaction and the Notes and Security Agreements, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loans under the Notes and Security Agreements, this Agreement, and any other Loan Document.

"**Effective Date**" shall have the meaning set forth in the first paragraph of this Agreement.

"**Environmental Laws**" shall mean all applicable federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and/or the Emergency Planning and Community Right-to-Know Act.

"**Event of Default**" shall have the meaning set forth in Section 22 of this Agreement.

"**Funded Rental Home**" shall mean any Rental Home and all accessories and accessions thereto, the acquisition or financing of which was funded by a Loan hereunder, and which secures said Loan.

"**Funded Rental Home Loan Balance**" shall mean, for each Funded Rental Home, the Allocated Loan Amount attributable to such Home on the applicable date of the Loan, as the same is from time to time reduced pursuant to the related SOFT and Note and Security Agreement and shall include all accrued and unpaid interest at the Applicable Interest Rate and outstanding Protective Advances.

"**Guaranty**" shall mean each Guaranty executed by Raymond Gee and GVest Real Estate Capital, LLC in favor of Lender guaranteeing the Loans hereunder, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"**Governmental Authority**" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

"**Hazardous Materials**" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law.

"**Home Lease**" shall mean, for each Funded Rental Home, the agreement pursuant to which the Rental Home is leased to the Resident thereof.

"**Home Rent**" shall mean, with respect to any Funded Rental Home, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, receivables, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, and other consideration of whatever form or nature received by or paid to or for the account

of or benefit of Borrower or its agents or employees by a Resident pursuant to a Home Lease. For the avoidance of doubt, Home Rent shall not include Site Rent.

"Initial Loan" shall mean Lender's Loan to Borrower on the Effective Date pursuant to Section 19 of this Agreement.

"Land" means the real property on which a Community is located.

"Legal Requirements" shall mean, with respect to each Funded Rental Home, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Funded Rental Home or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, such Funded Rental Home or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Funded Rental Home or any part thereof, or (b) in any way limit the use and enjoyment thereof.

"Lender" shall have the meaning set forth in the Recitals hereto, together with its successors and assigns.

"Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other similar encumbrance, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialman's and other similar liens and encumbrances.

"**Lien Certificate**" shall mean any document issued by an Authorized Official which confirms that Lender's Lien is noted on the original certificate of title for the related Funded Rental Home or that a UCC-1 financing statement is duly filed as required by Applicable Law.

"Loan" shall mean each advance of funds by Lender to Borrower under this Agreement and documented by SOFTs and a Note and Security Agreement.

"Loan Amount New Home" shall mean the portion of the Loan Principal Balance of any Loan used to acquire or refinance a new Funded Rental Home, which amount shall be determined by Lender based upon the new Funded Rental Home that is the subject of such Loan, and shall be equal to the greater of the following for each such Funded Rental Home:

i. One hundred percent (100%) of the amount of the Manufacturer's Invoice; or

ii. Eighty percent (80%) of the appraised value of the Funded Rental Home;

provided, that the Loan Amount New Home shall provide for a debt service coverage ratio of not less than 1.15:1.00, as reasonably calculated by Lender, taking into consideration, without limitation, Home Rent (net of a reasonable management fee and replacement reserves, in each cash reasonably determined by Lender) and the Applicable Interest Rate.

"Loan Amount Used Home" shall mean the portion of the Loan Principal Balance of any Loan used to acquire or refinance a Used Funded Rental Home, which amount shall be determined by Lender based upon the Used Funded Rental Home that is the subject of such Loan, and shall be equal to eighty percent (80%) of the Market Value for the Used Funded Rental Home; provided, that the Loan Amount Used Home shall provide for a debt service coverage ratio of not less than 1.15:1.00, as reasonably calculated by Lender, taking into consideration, without limitation, Home Rent (net of a reasonable management fee and replacement reserves, in each cash reasonably determined by Lender) and the Applicable Interest Rate.

"Loan Documents" shall mean, with respect to each Loan, this Agreement, each Note and Security Agreement, each Community Agreement, each Guaranty, each Assignment of Leases, each Request for Loan, each Conditional Approval Letter, each Statement of Financial Transaction and each Power of Attorney.

"Loan Funding Date" shall mean, with respect to each Loan, the date when Lender advances said Loan to Borrower.

"Loan Principal Balance" shall mean as to any Loan, the amount advanced by Lender to Borrower as documented by Statement of Financial Transactions and a Note and Security Agreement and thereafter calculated from time to time by subtracting all principal payments received and credited and adding all Protective Advances pursuant to the terms of the Note and Security Agreement.

"Manufacturer's Invoice" shall mean the factory invoice from the manufacturer of a Funded Rental Home to the Borrower, setting forth the net wholesale purchase price of the Funded Rental Home.

"Market Value" shall mean, for each Used Funded Rental Home, the value thereof, based on model, age, condition and location, as referenced in the most recent NADA Guide or a DataComp Report, as determined by Lender in its reasonable discretion after consultation with Borrower.

"New Funded Rental Home" shall mean a Funded Rental Home sold for the first time to Borrower.

"Note and Security Agreement" shall mean each Promissory Note and Security Agreement documenting a Loan hereunder, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Obligations" shall mean all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower under the Loan Documents.

"Party" shall mean Borrower or Lender, as the case may be and "Parties" shall mean Borrower and Lender.

"Perfection Documents" shall mean a manufacturer's certificate of origin, an application for certificate of title, a certificate of title endorsed to a Borrower, an application for a Lien

Certificate with a Lien in favor of Lender noted on it, or a filed UCC-1 financing statement, as applicable.

"Permitted Encumbrances" shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) Liens, if any, for taxes imposed by any Governmental Authority not yet due or delinquent, (c) Liens being contested in the manner allowed under this Agreement, and (d) matters arising by or through any act or omission of Lender during or as a result of its ownership or possession of a Funded Rental Home.

"Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Power of Attorney" shall mean an irrevocable power of attorney from Borrower to Lender authorizing Lender to act as Borrower's agent when titling a Funded Rental Home or filing insurance claims with respect to a Funded Rental Home in the form set forth in **Exhibit B** attached hereto.

"Protective Advance" shall mean an advance made by Lender to pay real or personal property taxes, or other taxes, charges or other items that can obtain a lien status equal or superior to the Liens securing this Agreement and the Loans made hereunder, or to pay premiums for required hazard insurance covering the related Funded Rental Home, when such payments are not made by the Borrower when due.

"Release Amount" shall mean, for each Funded Rental Home an amount equal to the outstanding Funded Rental Home Loan Balance for the Funded Rental Home.

"Request for Loan" shall have the meaning set forth in Section 5 hereof.

"Resident" shall mean, with respect to a Funded Rental Home, the Person who is the counterparty to the Home Lease therefor.

"Site" shall mean, for each Funded Rental Home, the portion of the Land allocated to such Funded Rental Home.

"Site Lease" shall mean, for each Funded Rental Home, the agreement pursuant to which the Site for such Funded Rental Home is leased to the Resident of such Funded Rental Home.

"Site Rent" shall mean, with respect to any Funded Rental Home, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, receivables, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees by a Resident pursuant to a Site Lease. For the avoidance of doubt, Site Rent shall not include Home Rent.

"Single Purpose Entity" shall mean an entity that has not and will not and has organizational documents that provide that it has not and will not

(1) engage in any business or activity other than the ownership, leasing, sale, refinancing operation and maintenance of manufactured and modular homes, and activities incidental thereto and the acquisition, ownership and operation of Communities and activities incidental thereto:

(2) acquire or own any assets other than (i) manufactured and modular homes within one or more Community, (ii) such incidental personal property as may be necessary for the ownership, leasing, maintenance and operation of such manufactured and modular homes, and (iii) such real property and other assets as may be necessary for the ownership, maintenance and operation of Communities, the leasing of sites in the Communities and activities incidental thereto:

(3) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer, or otherwise dispose of all or substantially all of its assets or change its legal structure;

(4) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under applicable legal requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(5) own any subsidiary, or make any investment in, any Person (other than cash and investment-grade securities, issued by an entity that is not an affiliate of or subject to common ownership with such entity);

(6) commingle its funds or assets with the funds or assets of any other Person;

(7) incur any indebtedness (including guaranteeing any obligation) other than (i) the Loans contemplated hereunder, (ii) indebtedness incurred for acquisition and refinancing of real property and other assets as may be necessary for the ownership, maintenance and operation of Communities, the leasing of sites in Communities and activities incidental thereto (iii) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (A) unsecured, (B) not evidenced by a note, (C) on commercially reasonable terms and conditions, and (D) due not more than thirty (30) days past the date incurred and paid on or prior to such date unless being contested in good faith by Borrower, and/or (iii) permitted equipment leases; provided however, the aggregate amount of the indebtedness described in (ii) and (iii) shall not exceed at any time one percent (1%) of the aggregate outstanding principal amount of the Loans contemplated hereunder. No indebtedness other than the Loans contemplated hereunder may be secured by the Collateral;

(8) fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person. Borrower's assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) such assets shall be listed on Borrower's own separate balance sheet;

(9) enter into any contract or agreement with any partner, member, shareholder, principal or affiliate, except, in each case, upon terms and conditions that are intrinsically fair and

substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

(10) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(11) except as provided herein assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(12) make any loans or advances to any Person;

(13) fail to file its own tax returns;

(14) fail to (i) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (ii) conduct its business solely in its own name, (iii) hold its assets in its own name or (iv) correct any known misunderstanding regarding its separate identity;

(15) fail to endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(16) without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, (i) file or consent to the filing of any petition, either voluntary or involuntary, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors or (v) take any action to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property, or admit in writing Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate Borrower;

(17) fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(18) fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations;

(19) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable; or

(20) identify its partners, members, shareholders or other affiliates, as applicable, as a division or part of it.

"Statement of Financial Transaction" or **"SOFT"** shall mean Lender's document in the form set forth in **Exhibit E** attached hereto setting forth the financial terms of each Loan and identifying the Funded Rental Home as provided in Section 6 of this Agreement.

"UCC" or **"Uniform Commercial Code"** shall mean the Uniform Commercial Code as in effect in the applicable State in which a Home is located or Borrower is incorporated or organized.

"Used Funded Rental Home" shall mean a Funded Rental Home sold to Borrower that previously was owned by another Person other than the manufacturer of the Home.

Other terms are defined in the body of this Agreement.

3. Security Interest.

In order to secure all current and future Debt and Obligations, whether monetary or otherwise, of Borrower and/or its Affiliates owing to Lender and/or its Affiliates their successors and assigns under a Loan, Borrower hereby unconditionally and irrevocably grants to Lender a continuing and unconditional first priority security interest in all of Borrower's right, title and interest (whether now existing or hereafter arising or acquired from time to time) in and to all present and future Collateral wherever located.

4. Loans and Eligibility.

As long as no Event of Default (as hereinafter defined) exists, Lender may make a Loan hereunder for the acquisition, financing or refinancing by Borrower of Funded Rental Homes. Such Loans may be made by Lender, in its sole discretion, from time to time, provided that the total Debt outstanding at any one time does not exceed the Credit Limit as it may be increased, decreased, revoked or otherwise amended or modified from time to time. Borrower expressly disclaims any right to expect any Loan as a result of any course of dealing between Borrower and Lender, any particular need for any such Loan by Borrower, Lender's dealings with others, Lender's arrangements with any manufacturer, or otherwise. Any Loan may be paid directly to a manufacturer or otherwise settled with a manufacturer on such terms and conditions to which Lender and such manufacturer may agree from time to time.

To be eligible for a Loan, the Funded Rental Home must be: (a) manufactured by an Approved Manufacturer; (b) serialized, unless otherwise agreed to by Lender; (c) adequately described in the Manufacturer's Invoice issued to Borrower by a manufacturer approved by Lender, in its sole discretion; (cd) encumbered by a first priority security interest in favor of Lender; and (e) the related Home Lease shall require a monthly Home Rent payment that is equal to or greater than the Allocated Monthly Loan Payment. If Lender makes a Loan to Borrower, Borrower shall deliver or cause to be delivered to Lender the certificates of origin for each Funded Rental Home financed or refinanced pursuant to such Loan. Each Loan shall be governed by this Agreement and the other Loan Documents applicable thereto, and shall be subject to any specific terms and conditions expressed herein and therein.

5. Request for Loan.

Borrower may request a Loan by submitting to Lender such documentation in such form and detail as Lender may require in its sole discretion from time to time, including, as a condition to such Loan, such supporting data, invoices, receipts and affidavits as may verify, to the satisfaction of Lender, the use or application of the Loan (each, a "**Request for Loan**"). Lender's current form Request for Loan is set forth in **Exhibit "C"** attached hereto. Borrower's first Request for Loan shall be for financing the purchase or refinancing of at least eight (8) Rental Homes. Thereafter there shall be no minimum. Lender shall fund no more than one Loan per month. Each Request for Loan shall, as of the date submitted (i) reaffirm Borrower's representations, warranties contained and covenants in the Loan Documents, (ii) constitute a statement by Borrower that Borrower has complied with all of the terms of the Loan Documents, and (iii) constitute a certification by Borrower that Borrower has no defenses, offsets or counterclaims against Lender under the Loan Documents or otherwise. Upon conditional approval of a Request for Loan, Lender shall send Borrower a Conditional Approval Letter in form set forth as **Exhibit D** annexed hereto.

6. Financing Terms; Borrower Obligations Regarding Website.

6.1 Statements of Financial Transaction.

Lender will provide or make available to Borrower, in a manner chosen by Lender, a report identifying the Funded Rental Homes and the applicable financial terms for each Loan (each a "**Statement of Financial Transaction**" or "**SOFT**").

6.2 Borrower Obligations Regarding Website.

Borrower further agrees that (i) to provide more cost-effective service to Borrower and other customers, Lender may make SOFTs available to Borrower through Lender posting SOFTs to a website where Borrower has password-protected access to documents and information regarding Borrower's inventory finance account (the "**Website**"), (ii) Borrower shall regularly access and use the Website in a manner that will keep Borrower fully apprised of all relevant information regarding Borrower's Rental Home finance account, which shall include but not be limited to Borrower appropriately managing and updating its user information (such as maintaining an accurate email address for notifications), and (iii) Borrower shall be deemed to have received adequate notice of a SOFT once it is posted to the Website, even if Borrower does not actually see or review such SOFT on the Website and regardless of whether Borrower requests or receives a paper copy of such SOFT or an email or other notice regarding the existence of such SOFT. For the avoidance of doubt, Borrower understands and agrees that Borrower bears sole responsibility and assumes the risk to keep itself apprised, through its own regular use of the Website, of all new SOFTs and other relevant information regarding its rental finance account, and Borrower will not have the right to dispute or otherwise attempt to avoid liability on any transactions reflected in a SOFT as to which Borrower has not timely objected in writing as required by this Section 6.

7. Payment Terms.

7.1 Payments.

Borrower promises to repay each Loan used to purchase a New Funded Rental Home by paying (i) sixty (60) equal monthly payments of principal and interest at Applicable Interest Rate

based on a two hundred forty (240) month term, beginning the fifteenth day of the first month following the applicable Loan Funding Date; (ii) sixty (60) equal monthly payments of principal and interest at Applicable Interest Rate on the applicable Loan Principal Balance based on a one hundred eighty (180) month term, beginning the fifteenth day of the first month following the Applicable Interest Rate Change Date, and (iii) one payment of the Loan Principal Balance due on the fifteenth day of the one hundred twenty first (1/121st) month following the Loan Funding Date.

Borrower promises to repay each Loan used to purchase a Used Rental Home by paying (i) sixty (60) equal monthly payments of principal and interest at Applicable Interest Rate based on a one hundred eighty (180) month term, beginning the fifteenth day of the first month following the applicable Loan Funding Date; (ii) sixty (60) equal monthly payments of principal and interest at Applicable Interest Rate on the applicable Loan Balance based on a one hundred twenty (120) month term, beginning the fifteenth day of the first month following the Applicable Interest Rate Change Date, and (iii) one payment of the Loan Principal Balance due on the fifteenth day of the one hundred twenty first (1/121st) month following the Loan Funding Date.

Loan payments are due on or before the 15th day of each month.

7.2 Interest.

Interest at the Applicable Interest Rate shall be calculated based upon a 360-day year (based on the actual number of days elapsed) unless otherwise set forth in the applicable SOFT or other Loan Documents.

7.3 Application of Payments.

All payments pursuant to this Agreement shall be made payable to Lender and delivered to the address specified by Lender from time to time or paid in such manner as Lender may specify from time to time. Lender may apply any payments received from Borrower to the Debt and Obligations, or any portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received from Borrower. Application of payments made on Borrower's account may occur up to two (2) Business Days after deposit into Lender's account to allow for clearance of funds.

8. Fees.

Borrower agrees to pay to Lender each of the following fees if assessed by Lender: (a) an "**Audit Fee**" for each audit conducted by or for Lender, which shall be equal in each case to the reasonable out-of-pocket expenses incurred by Lender or any minimum audit fee amount established by Lender in connection with any audits of Borrower, which may be conducted as frequently as Lender deems prudent, in its sole discretion; (b) "**Late Fees**" equal to the lesser of (i) five percent (5%) of the delinquent payment, and (ii) the maximum amount permitted by law of any payment of principal, interest and/or flat or other charges, in each case that is not received by Lender on or before the 10th day of the month in which such payment is due; (c) a "**Returned Payment Fee**" in each case in which Lender receives a check, ACH electronic payment or other amount in payment of Borrower's Debt owing to Lender and such payment is returned or rejected by Lender's bank for insufficient funds or for any other reason, even if it is paid subsequently, of up to the lesser of (i) the maximum amount permitted by law or (ii) $250.00, plus applicable Late Fees; (d) an "**Administrative Fee**" in an amount specified by Lender from time to time in a SOFT

or other Loan Document; (e) a $1,000.00 **Origination Fee"** per Home payable upon each Loan; (f) such additional or amended fees as Lender shall implement from time to time in connection with the servicing and/or administration of Borrower's account (**"Miscellaneous Fees"**), to be effective as of the notice date, or such other future date as Lender shall advise, and in each case upon prior notice to and acceptance by Borrower (which notice may, but shall not be required to, be included in a Statement of Financial Transaction, and delivery of any such notice by email, website or other electronic transmission shall be equally effective as delivery of a printed notice), and acceptance of such Miscellaneous Fees shall be conclusively evidenced by Borrower's Request for Loan following Lender sending notice to Borrower of such Miscellaneous Fee; and (g) all of Lender's reasonable expenses incurred to (i) draft, modify or amend any Loan Documents as Lender may decide in its discretion, or (ii) enforce any of the Obligations or collect any of the Debt, including, without limitation, reasonable fees and expenses associated with attorneys or experts, whether incurred without the commencement of a suit, in any trial or administrative proceeding, or in any appellate or bankruptcy proceeding.

9. Maximum Interest Rate

This Agreement, the Notes and Security Agreements and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum legal rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Loan Principal Balance due hereunder at a rate in excess of the maximum legal rate, the interest rate shall be deemed to be immediately reduced to the maximum legal rate and all previous payments in excess of the maximum legal rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum legal rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

10. Location of Funded Rental Homes.

The Funded Rental Homes shall at all times remain personal property, shall not become affixed to or form a part of any real estate without the consent of Lender, and shall be located on a Site, subject to a Lender approved Site Lease, within a Community, subject to a Lender approved Community Agreement. Lender retains the right to demand additional protection for the approval of a new Site or other location for a Funded Rental Homes, including, but not limited to, a properly executed landlord/lienholder waiver(s). Borrower shall not remove any of the Funded Rental Homes from an approved Site without the prior written consent of Lender.

11. Titling Funded Rental Homes

Lender shall take all such actions necessary to perfect Lender's first Lien on each Funded Rental Home in a timely manner, including, without limitation, the filing of financing statements and amendments thereto and continuation statements, the execution of transfer instruments, and maintaining custody of original certificates of title and Lien Certificates. Borrower shall provide to Lender, with reasonable promptness and diligence, each of the completed, duly executed

Perfection Documents that Lender advises Borrower that Lender deems necessary to perfect Lender's Lien on a Funded Rental Home.

12. Sale and Release of Funded Rental Home.

Borrower may obtain the release of any Funded Rental Home and the related Home Lease from the Lien of this Agreement thereon and the release of Borrower's Debt and Obligations under the Loan Documents with respect to such Funded Rental Home (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(1) Borrower shall submit to Lender, not less than ten (10) days prior to the date on which a Funded Rental Home is to be released from this Agreement, a written request for such release, together with a release of Lien (and related Loan Documents) for such Funded Rental Home for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Funded Rental Home is located and that would be satisfactory to a prudent commercial lender.

(2) Borrower shall only be permitted to sell the Funded Rental Home in the ordinary course of its business and if (a) Borrower is not in default hereunder, (b) the price obtained for such Funded Rental Home is not less than the greater of Funded Rental Home Loan Balance attributable thereto or the Market Value of the Home, and (c) Borrower holds all of the proceeds of any such sale in trust for, and immediately remits the Release Amount attributable to such Funded Rental Home to Lender.

13. Borrower's Representations and Warranties.

Borrower represents and warrants that from the date of this Agreement and until final payment of the Debt: (a) the execution, delivery and performance by Borrower of this Agreement, each Loan Document and each Lien Certificate have been approved for Borrower by all necessary corporate or other action, as applicable; (b) Borrower is duly formed and is in good standing and qualified to do business in its state of organization and the state(s) in which its place(s) of business is (are) located; (c) Borrower has not created any divisions or series (protected, registered or otherwise) without the prior written consent of the Lender; (d) the Loan Documents will be duly executed and delivered on behalf of Borrower and shall constitute valid and binding Obligations of Borrower, enforceable against Borrower in accordance with their terms; (e) the execution and delivery of this Agreement does not contravene any of Borrower's organizational documents or any other agreement, document or instrument to which Borrower is a party; (f) all information supplied and statements made by Borrower in any financial statement or other document delivered to Lender at any time are, and shall be, true, correct, complete and genuine when delivered; (g) Borrower lawfully possesses and owns each Funded Rental Home, and the Funded Rental Homes financed or refinanced by Lender for Borrower are free from, and will remain free from, all Liens or other encumbrances, except for the security interest granted to Lender hereby and security interests that are junior in priority to the security interest granted to Lender hereby; (h) Borrower is not a party to or the subject of any lawsuit, governmental investigation or proceeding or material dispute with any party, except as previously disclosed in writing to Lender; (i) Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party; (j) there has been no material adverse change in Borrower's credit worthiness, financial position or in the information provided by Borrower to Lender in the credit application or otherwise from the date of submission

of such information through the date hereof; (k) Borrower is a merchant engaged in the business of leasing and selling Rental Homes; and (l) Borrower is and shall remain a Single Purpose Entity. Each Request for Loan by Borrower reaffirms Borrower's representations and warranties contained herein as of the date of such Request.

14. Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 13 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

15. Affirmative Covenants – Borrower's Business Operations.

From the date hereof and until final payment in full of the Debt and fulfillment of the Obligations, unless Lender shall otherwise consent in writing, Borrower shall: (a) allow Lender, or its agents, during normal business hours, access to (i) the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof; (b) deliver to Lender, within ninety (90) days after the close of each fiscal year of Borrower, Borrower's balance sheet, income statement and cash flow statements (collectively, the "**Financial Statements**"), certified by the president or equivalent officer of Borrower as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended. Borrower shall deliver to Lender (i) within 45 days after the close of each fiscal quarter of Borrower, copies of Borrower's quarterly Financial Statements certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended and (ii) such other financial statements or information regarding Borrower or the Collateral as Lender reasonably may request from time to time; (c) Borrower also shall cause Guarantor to deliver the Financial Statements required under the Guaranty; (d) provide to Lender on a quarterly basis the Borrower's certificate stating that, to Borrower's knowledge, there are no existing or uncured Events of Default (as defined in Section 22 hereof) and that Borrower is in full compliance with the Loan Documents; (e) conduct its business in substantially the same manner and in such locations as such business is now and has previously been conducted or such other locations as approved by Lender, and in all events in accordance with all Applicable Law; (f) comply with all terms and conditions contained in the Loan Documents; (g) furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default (as defined in Section 22 hereof) or any event which, upon the giving of notice or lapse of time or both, may become an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto; (h) promptly notify Lender in writing of: (i) any event or circumstance that has caused, or would reasonably be expected to cause, any material adverse change in Borrower's financial condition, its business or its financial prospects; (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its assets are bound, or any acceleration of the maturity of any obligations owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any Funded Rental Home; (iv) the commencement of, and

any material determination in, any material litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; (v) any defect or non-conformity in any shipment of a Funded Rental Home, or any claim of a right to reject or revoke acceptance of such Funded Rental Home for any reason, no later than five (5) days after delivery of such Funded Rental Home; and (vi) any change in Borrower's name as shown above, any change in Borrower's principal place of business and/or any change in Borrower's entity type, state of organization or other circumstance affecting Borrower's business structure at least thirty (30) days prior thereto; (i) deliver promptly such other information regarding the operation, business affairs, contact information, and financial condition of Borrower which Lender may reasonably request from time to time; (j) promptly pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency the Debt, all Obligations, debts, taxes, fees, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes and as to which Borrower maintains appropriate reserves and promptly provides notice to Lender; (k) promptly take all such actions reasonably requested by Lender to further implement and give effect to the agreements contained in the Loan Documents; (l) take all actions necessary to cause all loans from any equity owner, officer, director or Affiliate of Borrower to Borrower to be subordinated to the Debt and the Obligations; (m) if a Community Owner intends to sell or transfer a Community on which Funded Rental Homes are located to a Person (i) that is not an Affiliate of Borrower and (ii) that has not entered into Community Agreement with Lender with respect to such Community, then simultaneously with such sale or transfer, pay to Lender the Release Amount allocable to each Funded Rental Home located at such Community; (n) to give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business; (n) remain a Single Purpose Entity; and (p) at Borrower's sole cost and expense execute and deliver to Lender such further documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, all as Lender may reasonably require, but only to the extent the same do not expand the obligations of Borrower under the Loan Documents, negate or diminish any rights of Borrower, or result in any out-of-pocket cost to Borrower not contemplated by this Agreement (other than *de minimus* expenses).

16. Affirmative Covenants – Funded Rental Homes.

From the date hereof and until final payment in full of the Debt and fulfillment of the Obligations, unless Lender shall otherwise consent in writing, Borrower shall: (a) warrant and defend (i) the title to each Funded Rental Home, Home Lease and Site Lease, subject only to the Permitted Encumbrances, and (ii) the validity and priority of the Liens of the Agreement and the validity of the Assignment of Leases, subject only to the Permitted Encumbrances, in each case against the claims of all Persons whomsoever; (b) reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Funded Rental Home or Home Lease, other than as permitted hereunder, is claimed by another Person; (c) provide to Lender on a quarterly basis: (i) a certified rent roll of the Home Leases; and (ii) delinquency reporting for all Home Leases; (d) from time to time, in Lender's sole discretion, permit agents, representatives and employees of Lender to inspect any and all Funded Rental Homes at reasonable hours upon reasonable advance notice, for any reasonable purpose, including, without limitation, appraising the Funded Rental Homes as security and verifying the presence and condition of the Funded Rental Homes, all with the full cooperation and assistance of Borrower, provided that Lender

shall use commercially reasonable efforts to minimize the disruption of Borrower's business and the Residents' occupancy of the Funded Rental Homes and any such inspections shall be conducted in a manner consistent with the Home Leases and Site Leases and in compliance with all Legal Requirements and Applicable Law; (e) permit agents, representatives, and employees of Lender to inspect and copy the Site Leases, the Home Leases, and the maintenance, lease underwriting, and Resident review records related to the Funded Rental Homes, the Homes Leases and the Site Leases, at any time and from time to time during business hours upon reasonable advance notice; (f) maintain, preserve and keep the Funded Rental Homes in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents, and comply with the terms of all covenants, restrictions or easements affecting the Funded Rental Homes; (g) if a certificate of title is required by law with respect to a Funded Rental Home, do everything necessary or expedient to preserve or perfect the security interest of Lender therein; (h) enter into separate Home Leases and Site Leases with respect to Funded Rental Homes on forms approved in writing by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, each Home Lease to require a monthly Home Rent payment that is sufficient to achieve a debt service coverage ratio of not less than 1.15:1.00, as reasonably calculated by Lender, taking into consideration, without limitation, Home Rent (net of a reasonable management fee and replacement reserves, in each cash reasonably determined by Lender) and the Applicable Interest Rate; (i) submit all revised drafts of its forms of Home Lease and Site Lease to Lender for its approval no less than thirty (30) days prior to Borrower using it, provided, however, that in the event that Lender does not either approve or disapprove such revised draft in writing within such thirty (30) day period, such revised draft shall be deemed approved by Lender; (j) provide in all renewals of Home Leases and Site Leases and all proposed Home Leases and Site Leases for rental rates reasonably comparable to existing local market rates for similar homes, as determined in Borrower's good faith business judgment; (k) observe and perform the obligations imposed upon the lessor under the Home Leases and the Site Leases in a commercially reasonable manner; (l) to the extent commercially reasonable in Borrower's good faith business judgment, enforce the terms, covenants and conditions contained in the Home Leases and the Site Leases upon the part of the lessee thereunder to be observed or performed; (m) amend or terminate any Home Lease to the extent deemed commercially reasonable in Borrower's good faith business judgment; (n) not collect any of the rents more than one (1) month in advance (other than security deposits); (o) not execute any other assignment of Borrower's interest in the Home Leases or the Home Rents, (except as contemplated by the Loan Documents); (p) obtain Lender's prior written consent to any material alterations to any Funded Rental Home, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition or the value of the applicable Funded Rental Home; and (q) assure that each Funded Rental Home is used exclusively for residential purposes.

17. Negative Covenants.

From the date hereof and until final payment in full of the Debt and fulfillment of the Obligations, unless Lender shall otherwise grant prior consent in writing, Borrower shall not: (a) change its fiscal year, be a party to any merger or consolidation or sell, transfer or dispose of all or any substantial portion of its assets in a single transaction or a series of transactions; (b) create any divisions or series (protected, registered or otherwise) without the written consent of the Lender; (c) default in the performance of any obligation owed to a third party under a contract or otherwise; (d) misuse, rent, lease, lend, assign or otherwise transfer any of the Funded Rental Homes, or use the Funded Rental Homes for any purpose other than in accordance with accepted industry practices or

permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor of the Debt (each, a "**Guarantor**") is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired; (e) permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any Funded Rental Homes; (f) cause or permit any Lien to attach to any Funded Rental Homes financed or refinanced by Lender, other than the first priority security interest in favor of Lender pursuant to this Agreement; (g) not alter, modify or change the terms of the Home Leases or the Site Leases in a manner inconsistent with the provisions of the Loan Documents; or (h) except as permitted pursuant to Section **Error! Reference source not found.** sell or transfer or agree to sell or transfer any Funded Rental Homes or any interest therein to any third party, whether an Affiliate of Borrower or otherwise.

18. Survival of Covenants.

Borrower agrees that all of the covenants of Borrower set forth in Sections 15,16 and 17 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

19. Conditions Precedent to Initial Loan.

The obligation of Lender to make the Initial Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Effective Date:

19.1 Representations and Warranties; Compliance with Conditions

The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date and the Loan Funding Date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

19.2 Credit Agreement.

Lender shall have received from Borrower fully executed and acknowledged counterparts of this Agreement so as to effectively create valid and enforceable Liens upon each Funded Rental Home in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

19.3 Title Reports

Lender shall have received current title reports with respect to the Land for all applicable Communities, showing that the Community Owners are the owners of good and marketable fee

simple title to said Land, and showing no materially adverse encumbrances or other matters affecting such fee simple title not reasonably acceptable to Lender.

19.4 Related Documents.

Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

19.5 Delivery of Organizational Documents

Lender shall have received copies certified by Borrower of all organizational documentation related to Borrower, and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may reasonably request, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and the applicable Loan Documents and incumbency certificates as may be requested by Lender.

19.6 Completion of Proceedings

All organizational and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

19.7 Site Lease Form

Lender shall have received Borrower's standard form of Site Lease that is used by each of the Community Owners.

19.8 Home Lease Form

Lender shall have received Borrower's standard form of Home Lease that is used for the Funded Rental Homes.

19.9 Further Documents

Lender or its counsel shall have received such other documents and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

20. Conditions Precedent to All Loans.

The obligation of Lender to make each Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the date of the subject Loan:

20.1 Representations, Warranties and Covenants; Compliance with Conditions.

The representations, warranties and covenants of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Loan Funding Date of the Additional Loan, subject to changes of fact not resulting from any breach by Borrower of any representation, warranty or covenant set forth in the Loan Documents, and no Event of Default shall have occurred and be continuing.

20.2 Note and Security Agreement.

Lender shall have received the initial original Note and Security Agreement duly executed and delivered on behalf of Borrower.

20.3 Assignment of Leases.

Lender shall have received from Borrower fully executed and acknowledged Assignment of Leases, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

20.4 Power of Attorney.

Lender shall have received from Borrower a fully executed and acknowledged Power of Attorney.

20.5 Title Certificates.

Lender shall have received either the original title certificate with its first priority lien noted thereon or original certificate of origin for each Funded Rental Home.

20.6 Community Agreement.

Lender shall have received the fully completed and executed original Community Agreement(s).

20.7 Guaranty.

Lender shall have received fully executed counterparts of the Guaranty.

20.8 Insurance.

Lender shall have received valid certificates of insurance, as necessary, confirming that the Homes that are the subject of the Loan are insured under the Policies.

20.9 Encumbrances

Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Loan Funding Date on the applicable Funded Rental Home, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

20.10 Material Adverse Change

There shall have been no material adverse change in the financial condition or business condition of Borrower or any Community Owner, since the date of the most recent financial statements delivered to Lender. The income and expenses of the Homes, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. None of Borrower, any Community Owner, or any of their respective constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

20.11 Representations Regarding Funded Rental Homes, Home Leases and Site Leases.

By delivery of each Request for Loan to Lender hereunder, Borrower shall be deemed to have made the following additional representations and warranties to Lender as to the Rental Homes that are the subject of the Request for Loan and the Home Leases and the Site Leases for such Homes, effective as of the date of such Additional Loan: (i) the Funded Rental Homes are subject to no leases other than the Home Leases and the Site Leases; (ii) Borrower is the lessor in each of the Home Leases and the Site Leases; (iii) no Person other than Resident(s) each of the Home Leases and the Site Leases obligated on has any possessory interest in any Rental Home or right to occupy the same except under and pursuant to the provisions of the Home Leases and the Site Leases; (iv) the Home Leases and the Site Leases are in full force and effect and, to the best of Borrower's knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder; (v) each of the Home Leases and the Site Leases is on a form substantially similar to that provided to Lender; (vi) each Home Lease shall require a monthly Home Rent payment that is equal to or greater than the Allocated Monthly Loan Payment; (vii) no Home Rent (exclusive of security deposits) has been paid more than one (1) month in advance of its due date; (viii) there has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Home Lease, Site Lease, Home Rents or Site Rents received therein; and (ix) each Funded Rental Home has rights of access to public rights-of-way and is served by utilities, water, sewer, sanitary sewer and storm drain facilities adequate to service such Home for its respective intended uses.

20.12 Compliance.

Borrower, the Funded Rental Homes, the Home Leases, the Site Leases and the use thereof comply with all Applicable Law, including, without limitation, building and zoning ordinances and codes, except to the extent any such failure to comply would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower. Borrower is not in default or violation of any order, writ, injunction, or decree of any Governmental Authority. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Funded Rental Homes or the Land, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Funded Rental Home or any Land or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

20.13 Environmental Matters.

The on-going operations of Borrower comply in all material respects with all Environmental Laws. Borrower has obtained all licenses, permits, authorizations and registrations

required under any Environmental Law ("**Environmental Permits**") and necessary for its operations, all such Environmental Permits are in good standing, and Borrower is in material compliance with all material terms and conditions of such Environmental Permits. Neither Borrower nor any of its present assets or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, environmental claim or Hazardous Material. To Borrower's knowledge, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Home or the Land or, to Borrower's knowledge, arising from operations thereon in violation of any Environmental Law. In addition, there are no underground storage tanks on the Land that are (i) not properly registered or permitted under applicable Environmental Laws or (ii) to Borrower's knowledge, leaking or releasing Hazardous Materials.

21. Insurance; Risk of Loss.

Borrower shall bear the entire risk of loss or destruction of, or damage to, the Collateral (including the Funded Rental Homes), whether such loss or damage occurs during transport of the Funded Rental Homes to Borrower or while such Funded Rental Homes are in the possession of Borrower. Borrower shall procure and continuously maintain "all risk" property insurance covering each Funded Rental Home for the full replacement value thereof and with such loss payable and other endorsements as Lender may require, and shall maintain adequate insurance coverage with respect to its assets and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Lender may reasonably require from time to time. All property insurance policies are to be made payable to Lender for the benefit of Lender and Lender's successors and assigns, as their interests may appear, in case of loss, pursuant to a standard lender's loss payable endorsement with a standard non-contributory "lender" or "Lender" clause and are to contain such other provisions as Lender may reasonably require to fully protect Lender's interest in the Funded Rental Homes and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Lender, with the Lender's loss payable and additional insured endorsements in favor of Lender and shall provide for not less than thirty days' (ten days in the case of non-payment) prior written notice to Lender of the exercise of any right of cancellation. Borrower shall notify Lender within twenty-four (24) hours of discovering any loss, theft or damage to the Funded Rental Home. Lender may alter the insurance requirements under this section at any time upon written notice to Borrower. Lender's acceptance of policies in lesser amounts in one instance shall not be a waiver of Borrower's Obligations hereunder in any other instances. Borrower hereby agrees that Lender may act as Borrower's representative in making, adjusting and settling claims with respect to the Funded Rental Homes under any such insurance policies, and endorsing Borrower's name on any drafts, checks or other instruments drawn by an insurer and relating to the Funded Rental Homes. In the event of Borrower's failure to secure and maintain insurance as herein required, Lender may obtain insurance on Borrower's behalf (in amounts in excess of those required hereunder), and Borrower promises to pay to Lender on demand any amounts expended by Lender in procuring such insurance as part of the Debt, payment of which is secured by the Collateral pursuant to this Agreement. Lender's Affiliates may act as insurance carrier, broker and/or insurance administrator and may be compensated in the normal manner for the insurance industry. Borrower

acknowledges that any insurance obtained by Lender is solely for the benefit of Lender and may be more expensive than insurance obtained by Borrower. Lender will promptly discontinue any insurance purchased by Lender upon Borrower's presentation of proper evidence of valid insurance meeting the requirements of this Section 21.

22. Events of Default.

Borrower and Lender acknowledge that time is of the essence in all matters pertaining to this Agreement. An "**Event of Default**" shall occur if: (a) Borrower fails to make, when due, any payment of principal, interest or other charges owed by Borrower under any Loan Document; (b) any of the representations or warranties of Borrower contained in the Loan Documents or any other instrument or agreement with Lender is untrue or misleading in any material respect; (c) Borrower or any Guarantor fails to comply with any of the covenants or materially breaches any provisions set forth in any Loan Document or any other instrument or agreement with Lender or any other material agreement with any third party; (d) Lender's failure or inability to perfect a Lien in a Home securing a Note and Security Agreement, to the extent such failure or inability to perfect results from Borrower's failure to act as provided in the last sentence of Section 11 of this Agreement; (e) Lender believes in good faith that the prospect of payment Borrower's Debt or performance of Obligations to Lender is impaired, whether by reason of a material adverse change in the business prospects or financial condition of Borrower or otherwise, or Lender in good faith believes that the Collateral is insufficient security for the Debt and Obligations; (f) all or any part of the Collateral is attached, levied or seized upon in any proceeding and such process is not discharged or bonded over within ten (10) days; (g) Borrower fails to maintain in force the insurance required under any Loan Document; (h) any sale or other disposition of the Funded Rental Home is made by Borrower other than in compliance with the Loan Documents; (i) any of the Funded Rental Homes are lost, damaged or destroyed and Borrower fails to pay Lender within twenty (20) days thereafter (the "**Grace Period**") the Release Amount attributable to each such Funded Rental Home, unless Borrower is seeking payment for such loss, damage or destruction and has so notified Lender in writing, in which case such Grace Period will begin when Lender notifies Borrower that Borrower must pay the Release Amount attributable to such Funded Rental Home; (j) Borrower or any Guarantor becomes insolvent, makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; (k) bankruptcy, reorganization, insolvency or receivership proceedings are instituted by or against Borrower or by or against any Guarantor; (l) Borrower or any Guarantor sells all or a substantial portion of its assets, or there occurs a change in the ownership or management of Borrower or any Guarantor without the prior written consent of Lender; or (m) Borrower ceases to do business as a going concern, or any Guarantor dies, ceases to do business as a going concern, defaults in any obligation or liability to Lender, or any guaranty of the Debt or Obligations is terminated without the prior written consent of Lender.

Upon the occurrence of an Event of Default and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Funded Rental Homes or Home Leases, including, without limitation, making Protective Advances, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Funded Rental Homes and Home Leases, including, without limitation, all rights or remedies available at law or in equity; and, upon any Event of Default, the Debt of Borrower hereunder and under the other

Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

23. Remedies on Event of Default.

If an Event of Default occurs, upon written notice from Lender to Borrower the default has not been cured within Twenty (20) days thereafter (the "**Grace Period**"), the Debt shall, if Lender shall so elect, become immediately due and payable; provided, however, that upon the institution of any bankruptcy, reorganization or insolvency proceedings filed by or against Borrower, the Debt shall automatically become immediately due and payable without notice or demand of any kind. In addition, Borrower agrees that Lender may charge Borrower the default rate of interest on all then-owing Debt equal to the lesser of twelve percent (12%) per annum and the maximum rate permitted by Applicable Law (the "**Default Rate**"). Furthermore, if an Event of Default occurs, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and other Applicable Laws. Borrower agrees that Lender may, by itself or through an agent, without notice to any Person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the apparent control of Borrower where Lender believes the Funded Rental Homes may be, and disassemble, render unusable and/or repossess all or any Funded Rental Homes subject to the rights of the Residents under the Home Lease. Borrower expressly waives the rights to possession of the Funded Rental Homes after an Event of Default and all claims for injuries suffered through or loss caused by such entering and/or repossession by Lender. Borrower shall, upon demand by Lender, assemble the Collateral and return it to Lender at a place designated by Lender. Borrower further agrees that seven (7) or more days' prior written or electronic notice will be commercially reasonable notice of any private or public sale. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys' fees and costs and are the responsibility of Borrower. Borrower is also responsible to pay all other costs and expenses incurred by Lender in connection with this Agreement or other Loan Documents, including, but not limited to, reasonable attorneys' fees and other legal expenses in connection with or arising out of any deficiency suit, bankruptcy proceeding by or against Borrower, collection actions or otherwise following an Event of Default. All such costs and expenses are payable by Borrower on demand by Lender and constitute part of the Debt of Borrower secured by this Agreement. In the absence of final payment and satisfaction in full of all of the Debt, Borrower shall remain liable for any deficiency. Borrower waives any and all rights it may have to a judicial hearing in advance of the enforcement of any of Lender's rights and remedies hereunder, including, without limitation, Lender's rights following an Event of Default to take immediate possession of the Funded Rental Homes and to exercise its rights and remedies with respect thereto.

24. Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such

remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

25. No Waiver by Lender, etc.; Agreement Inclusive.

Lender shall not be deemed to have waived any rights or remedies in respect of the Debt, the Obligations or the Collateral unless such waiver shall be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Lender with respect to the Debt, the Obligations or the Collateral, whether evidenced hereby or by any other instrument or paper, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Lender deems expedient.

26. Suretyship Waivers by Borrower.

Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to the Debt, the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in the Funded Rental Home, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto. Borrower further waives any and all other suretyship defenses.

27. No Marshaling.

Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) or to resort to such collateral security or other assurances of payment in any particular order, and to the extent that it is lawful, Borrower hereby waives and shall not invoke any law relating to the marshaling of Collateral.

28. Waiver of Warranties.

BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT: (A) LENDER HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE FUNDED RENTAL HOMES OF ANY NATURE OR KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE FUNDED RENTAL HOMES, OR THEIR FITNESS FOR A PARTICULAR PURPOSE; (B) BORROWER IRREVOCABLY WAIVES ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE FUNDED RENTAL HOMES; (C) BORROWER AGREES THAT THE DEBT AND ITS OBLIGATIONS TO LENDER WITH RESPECT TO THE FUNDED RENTAL HOMES SHALL BE ABSOLUTE AND UNCONDITIONAL AT ALL TIMES AFTER AN ADVANCE OR COMMITMENT TO ADVANCE HAS BEEN MADE WITH RESPECT TO

SUCH FUNDED RENTAL HOMES TO OR FOR THE BENEFIT OF BORROWER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWER SHALL NOT DELAY PAYMENT OF THE DEBT OR ANY OBLIGATIONS TO LENDER, OR ASSERT ANY DEFENSE OR SET-OFF WITH RESPECT TO THE DEBT OR SUCH OBLIGATIONS, WHETHER DUE TO A DISPUTE BETWEEN BORROWER AND A MANUFACTURER OR OTHERWISE.

29. Consent to Share Information.

Lender may provide to any third party any credit, financial or other information of and/or relating to Borrower or any Guarantor that Lender may at any time possess. Lender may obtain from any manufacturer, distributor or other party any credit, financial or other information of and/or relating to Borrower or any Guarantor that such party may at any time possess. Borrower authorizes Lender to obtain and use any credit information from any credit reporting entity pertaining to Borrower's or any Guarantor's credit history and/or credit worthiness, as well as reviewing the credit for increasing or decreasing the Credit Limit, taking collection actions and for any other business purpose.

30. Power of Attorney.

Borrower shall take all actions that Lender from time to time reasonably deems necessary or appropriate to protect, perfect and renew the perfection of Lender's security interest in the Collateral. Notwithstanding the foregoing, Borrower hereby makes, constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to take the following actions on behalf of Borrower: (i) to prepare, execute and deliver in the name of Borrower security agreements, financing statements, certificates of title and statements of origin relating to the Funded Rental Homes; and (ii) to endorse Borrower's name upon any notes, checks, drafts, money orders and other forms or instruments made payable to Borrower, and generally to perform all acts and do all things necessary to preserve and protect the Collateral and Lender's rights and interest therein and to otherwise accomplish the purposes of this Agreement. The foregoing powers are coupled with an interest and shall be irrevocable without the prior written consent of Lender as long as any Debt remain outstanding.

31. Confidentiality.

Each Party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations, and prospects of the other Party, including, without limitation, the credit underwriting criteria of each Party, as amended from time to time. Except as required to be disclosed by law, each Party agrees to keep all non-public information regarding the other Party strictly confidential and to use all such information solely in order to effectuate the purpose of this Agreement or as required by Applicable Law, unless such information is (i) in the public domain; (ii) already in the possession of the other Party prior to its disclosure by the disclosing Party (including information received lawfully from third parties without an obligation of confidentiality); (iii) required by law to be disclosed; or (iv) disclosed to a third party who is retained by the other party to perform services with respect to this Agreement, provided that such third party is bound by an agreement to keep such information confidential. Lender acknowledges that Borrower confidential information includes the personally identifiable information of Residents of the Communities owned by Borrower's Affiliates. Lender

acknowledges and agrees that it shall hold such information confidential and shall not solicit any of such Residents or provide such information pertaining to such residents to third parties.

In the event that a Party becomes legally compelled to disclose any of the proprietary information, to the extent practicable and legally permissible, the other Party will provide the disclosing Party with prompt prior written notice so that the disclosing Party may seek a protective order or other appropriate remedy (including taking action to assure confidential handling of the information) at its sole cost and expense and/or waive compliance with the provisions of this Agreement. Each Party will use its best efforts to obtain or assist the other Party in obtaining any such protective order. Both Parties agree to keep confidential and return upon termination, or sooner upon request, the proprietary documents and data delivered to the other with the transactions contemplated by this Agreement.

32. Termination.

The term of this Agreement shall be one year and may be renewed by the parties, upon Borrower's written request within ninety days of the annual anniversary of the Effective Date of this Agreement, subject to a review satisfactory to Lender of Borrower's performance of this Agreement, Borrower's financial condition and the condition of the Collateral; *provided,* however, that Lender may terminate this Agreement immediately upon the giving of written notice to Borrower. Borrower will remain obligated to Lender for any outstanding Debt incurred prior to such termination. Borrower may not terminate this Agreement at any time that the Debt and the Obligations are outstanding.

33. Lender's Exoneration.

Under no circumstances shall Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral, of any nature or kind, or to any matter or proceedings arising out of or relating thereto, but the same shall be at Borrower's sole risk at all times. Borrower hereby releases and forever discharges Lender from any claims, causes of action and demands at any time arising out of or with respect to the Loan Documents, the use of the Collateral or any actions taken or omitted to be taken by Lender with respect thereto except if caused by Lender's or its agent's gross negligence or intentional misconduct.

34. Indemnification.

Borrower shall indemnify Lender and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Lender Indemnified Parties"), and hold the Lender Indemnified Parties harmless against any loss, damages, penalties, fines, forfeitures, judgments, legal fees (including reasonable attorneys' fees) and related costs (collectively, "Losses") arising out of or resulting directly or indirectly from (i) a breach of any representation, warranty, covenant, or other obligation of Borrower hereunder or any Loan Document (a "Borrower Default") that is not cured within thirty days' written notice by Lender, (ii) the failure of Borrower to comply with any Legal Requirements or Applicable Law, or (iii) claims related to a Funded Rental Home asserted by any Person. Notwithstanding any of the foregoing, Borrower shall not be responsible to indemnify any Person for any losses arising out of or resulting from gross negligence or intentional misconduct by any Lender Indemnified Party.

35. Triad as Servicer.

Lender may assign this Agreement or any Loan made pursuant to this Agreement to another Person or Persons. In the event that Lender assigns this Agreement or any Loan made pursuant to this Agreement to another Person, except upon notice by Lender providing alternate instructions on a particular occasion or generally, Lender acts as agent for each such Person, and Borrower is authorized and directed to deal exclusively with Lender for all purposes in connection with this Agreement and the other Loan Documents notwithstanding any other terms set forth in this Agreement or the other Loan Documents. By way of example and not in limitation, except upon notice by Lender providing alternate instructions on a particular occasion or generally, as to all provisions requiring or allowing Borrower to provide information and/or any notice to Lender, and for Borrower to make payments to Lender, all such information and/or notice shall be provided, and all such payments shall be remitted, exclusively to Lender at such address and in such manner as Lender may instruct from time to time. Likewise, except as determined by Lender on a particular occasion or generally, Lender shall have exclusive authority to act as secured party with respect to Borrower, including but not limited to for purposes of issuing default or other notices to Borrower or any Guarantor, considering and/or granting any requests for amendment and/or waivers and exercising remedies after any Event of Default with respect to Borrower, any Guarantor, the Collateral or otherwise.

36. Miscellaneous.

(a) If any provision of this Agreement or the other Loan Documents shall be prohibited or invalid under Applicable Law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the other Loan Documents. (b) The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. All references herein to Borrower, any Guarantor, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. (c) Lender may establish a credit line for Borrower and may adjust such credit line from time to time. Such credit line does not constitute a commitment or committed line of credit from Lender. (d) Any waiver of a breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by either Party hereto. (e) If more than one party executes this Agreement as Borrower, then each such Party agrees and represents that: (i) their Debt and Obligations hereunder are joint and several, (ii) it is an Affiliate of the other and expects to directly or indirectly benefit from the extension of credit by Lender, and (iii) Lender may change any terms of the Loan Documents, impair or release any security, release, compound or substitute any such party or any Guarantors, or take any other action that increases such party's risk or exposes it to greater liability hereunder or otherwise, in each case without notice to the other Borrower(s) and without releasing any such Party's Debt or Obligations hereunder or otherwise. (f) This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. The Parties (or either of them) may sign this Agreement manually or by Electronic Signature (as defined below). A Party's delivery of a counterpart of this Agreement containing or otherwise bearing or having associated therewith an Electronic Signature (i) shall be deemed to be conclusive proof of such party's intent and agreement to authenticate this writing and to form and to be bound by this Agreement, and (ii) shall have the same force and effect as delivery of a counterpart bearing an original manual signature. "**Electronic Signature**" means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record (including, without limitation, facsimile, email electronic signatures, or manual signatures

scanned and transmitted by e-mail as a PDF). The words "execute," "execution," "executed," "sign," "signed," "signature," "initials" and words of similar import in this Agreement shall include Electronic Signatures. (g) This Agreement and the other Loan Documents contain the entire agreement of the Parties hereto with respect to the subject matter hereof, collectively set forth the entire understanding of the parties with respect to the subject matter hereof, and collectively supersede any other agreements or understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented in any respect, except by a subsequent written agreement executed by the parties hereto. (h) This Agreement may not be varied or modified by statement, conduct or act of any of the parties, except by a writing specifically referring to this Agreement and signed by all parties hereto. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of this Agreement. Borrower waives any right it may have to introduce evidence of any such course of dealing, course of performance or usage of trade. (i) This Agreement and the other Loan Documents may be endorsed, sold, assigned, participated and transferred in whole or in part by Lender, and such holder and/or assignee of this Agreement shall succeed to and be possessed of the rights of Lender under this Agreement and such other Loan Documents to the extent transferred and assigned. The rights and Obligations of Borrower may not be assigned or delegated, in whole or in part, without the prior written consent of Lender. (j) This Agreement is not to be construed in any way against or in favor of any Party hereto solely because one Party drafted this Agreement. This Agreement applies to the Debt, the Obligations and all agreements, instruments and documents executed or delivered in connection with the Debt, the Obligations or otherwise related thereto, including this Agreement, each Conditional Approval Letter, each Note and Security Agreement, each Assignment of Lease, each Guaranty, each SOFT, and each Request for Loan. (j) The Debt and Obligations of Borrower in favor of Lender under this Agreement and the other Loan Documents shall survive termination of this Agreement and the other Loan Documents. (k) Ready Capital Corporation and its successors and assigns shall be third party beneficiaries of this Agreement.

37. Notices.

Except as otherwise specifically provided in this Agreement, any demands or other communications hereunder shall be in writing, and shall be deemed to have been given and be effective upon the earlier of (i) delivery by personal delivery, (ii) one (1) Business Day after being sent by overnight courier, (iii) three (3) days after the mailing thereof by registered or certified mail, postage prepaid, return receipt requested, (iv) the date of posting by Lender on the Website, or (v) upon affirmative confirmation of receipt by email, if sent during normal business hours, or on the next Business Day if sent after normal business hours, in each case addressed to addresses set forth below for each party or such other address as any party shall have designated by notice in writing to the other parties

If to Lender:	Triad Financial Services, Inc. 13901 Sutton Park Drive S. Jacksonville, FL 32224 Attn: Lee Dickerson Email: ldickerson@triadfs.com
If to Borrowers:	Gvest Finance LLC 136 Main St. Pineville, NC

38. WAIVER OF JURY TRIAL; VENUE OF LEGAL PROCEEDINGS.

ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE BETWEEN THE PARTIES WILL BE TRIED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA LOCATED IN DUVALL COUNTY, FLORIDA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, JACKSONVILLE DIVISION, BY A JUDGE WITHOUT A JURY, AND BORROWER HEREBY CONSENTS TO SUCH EXCLUSIVE JURISDICTION TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO, FOLLOWING CONSULTATION WITH LEGAL COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER FURTHER CONSENTS THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF, OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS THEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF FLORIDA OR THE MIDDLE DISTRICT OF FLORIDA BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS LAST KNOWN ADDRESS OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.

39. Limitations of Actions.

Any action must be instituted: (a) with respect to any dispute regarding non-payment of an amount owing under this Agreement or the other Loan Documents or otherwise to enforce the terms of this Agreement or the other Loan Documents, within eighteen (18) months after the date when such payment becomes overdue or, as to enforcement other than as to non-payment, such other date when the right of action accrues; and (b) with respect to any other dispute, within one (1) year after the date the act or omission giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such act or omission; provided, however, that the foregoing periods shall be tolled to the extent a party is the subject of a bankruptcy, receivership or other proceeding that limits the ability of another party to prosecute an action against such party. Failure to institute a proceeding within the period described in the preceding sentence will constitute an absolute bar and waiver to the institution of a court proceeding, with respect to such dispute. Each of the Parties agrees that the periods described herein are reasonable and sufficient for it to investigate and act upon any dispute.

40. Governing Law.

This Agreement has been substantially negotiated in the State of Georgia. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that might refer the governance, construction or

enforcement of this Agreement to the laws of another jurisdiction. For the avoidance of doubt, the parties agree that the laws of the State of Georgia shall govern the resolution of any dispute.

[Rest of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Lender and Borrower have entered into this Agreement as of the date first above written.

Lender:	**Borrower:**
TRIAD FINANCIAL SERVICES, INC.	**GVEST FINANCE LLC**
By: Lee Dickerson	By:
Name: Lee Dickerson	Name: Raymond M. Gee
Its: Senior Vice President	Its: Manager

EXHIBIT A

Triad Rental Program – New and Used Inventory

Purpose of Program	To provide a Rental Finance Program for the financing of rented manufactured and modular homes set in communities.
Qualified Homes for Rental Program	New homes shipped from the factory to the community will initially be under Triad's Floorplan Finance Program (during setup and completion of construction).* Once the home is under a rental agreement it is eligible for the rental program. Monthly home rental payment from the resident of the home must be 125% of payment due to Triad as part of the Rental Program. *Homes floored by other finance sources are not eligible for the program.
Advance Amount	Up to 80% of appraised value but never more than actual costs.
Minimum Advance Amount	Minimum 5 units per community borrower with a minimum advance amount per home of $20,000
Processing Fee	$1,000 (this fee will cover Triad's lien recording costs and loan processing costs)
Rental Interest Rate to Community	Rate will be Prime + Premium. Premium will vary based on financial strength and amount of expected volume. Fixed based on PRIME at time of origination for years 1-5 and re-fixed based on PRIME at day 1 of Year 6 for years 6-10.
Payments	New Home - Amortized up to 240-month term with balloon payment at 120-month. Used Home – Amortized up to 180-month term with balloon payment at 120 month.
Early Payoff	Early payoff of the home is allowed without penalty.
Home Ownership	Homes financed in the program need to be title in the Borrowing Entity's name with Triad listed as a lien holder. Triad will record a lien on the title when the home becomes a rental. No limitations on the sale of the home as long as financed balance is paid in full.
Credit Facility Closing Requirements	• Dealer Licenses for each community borrower • Signed Conditional Approval Letter • Proof of Insurance Coverage for Rental Inventory • Verification property taxes are current • Executed Credit and Security Agreement • Executed Personal Guaranty from any individual or executed Corporate Guaranty from any owner that owns 20% or more of Community Entity that will own the home being financed • Assignment of Rents and Leases on the home

Exhibit B

LIMITED POWER OF ATTORNEY

(To execute title, security filing, transfer of equity and insurance documents and proceeds.)

KNOW ALL MEN BY THESE PRESENTS that the undersigned ("I", "me", or "we") legal owner of the manufactured homes described in Schedule I annexed hereto does hereby irrevocably make, constitute, appoint and authorize with full powers of substitution, Triad Financial Services, Inc., with offices at 13901 Sutton Park Drive S., Jacksonville, FL 32224, its successors, assigns or designees as my (our) agent with offices at 13901 Sutton Park Drive S., Jacksonville, FL 32224, its successors, assigns or designees as my (our) agent and attorney-in-fact, in my (our) name, place and stead in any way which I (we) could do, if I (we) were personally present, with full power of substitution and delegation, (1) to execute and deliver, in my (our) name(s) or Triad Financial Services, Inc.'s name, any and all forms, certificates, assignments, designations or other documentation as may be necessary or proper to make application for and obtain the certificate of title for the manufactured home designated above, and to have Triad Financial Services, Inc. (or its designee) designated as first lienholder on the certificate of title for the manufactured home, (2) to receive, execute or endorse, and deliver in my (our) name(s) or Triad Financial Services, Inc.'s name any and all claim forms, agreements, assignments, releases, checks, drafts or other instruments and vehicles for the payment of money, relating to any insurance covering the manufactured home or the indebtedness secured by the manufactured home, and (3) to sign and file, without my (our) signature, such financing and continuation statements, amendments, and supplements thereto, and other documents which I (we) may from time to time deem necessary to perfect, preserve and protect Triad Financial Services, Inc.'s security interest in the manufactured home and any other property sold with it.

To induce any third party to act hereunder, I (we) hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and I (we) for myself (ourselves) and for my (our) heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

I (We) have given this Power of Attorney in connection with a loan/financing to be given by Triad Financial Services, Inc. and to induce Triad Financial Services, Inc. to make the financing available. It is coupled with an interest in the transaction and is irrevocable. This power of attorney shall not be affected by my (our) subsequent disability or incompetence.

I (we) do further grant unto said Attorney-in-Fact full authority and power to do and perform any and all acts necessary or incident to the execution of the powers herein expressly granted, as the grantor(s) might or could do if personally present.

WITNESS my (our) hand and seal this 22 day of July, 2021.

____
Borrower

STATE OF Florida)
)**ss.:**
COUNTY OF Miami-Dade)

On the 22 day of July in the year 2021 before me, the undersigned, a Notary Public in and for said State, personally appeared Raymond M. Gee, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(is), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

____

Notary Public : State of Florida
Qualified in the County of Miami-Dade
My Commission expires: Jul 1, 2022

DANNA ANTONELLA PRPICH
Notary Public - State of Florida
Commission # GG 231090
My Comm. Expires Jul 1, 2022
Bonded through National Notary Assn.

SEAL

Exhibit C

Community Rental– Advance Request

RENTAL ENTITY*: ____
*ENTITY NAME THAT WILL BE LISTED ON TITLE

COMMUNITY NAME: ____

MANUFACTURER: ____________________UNIT SERIAL #: _______________

RESIDENT NAME: ____

ADDRESS: ____

CITY: ____________________ ST: _________________ ZIP: ___________

HOME LEASE DATE: ________________ HOME ONLY RENT: $_____________

REQUEST PREPARED BY: __________________________ DATE: ______________

Document	Date Completed	
Request for Advance		Completed by the Borrower & submitted to Triad
Community Agreement		Triad verify that the community the unit is located in has been approved
Power of Attorney*		*If Triad will be recording the lien and transferring title, this will need signed by the Borrower
Conditional Approval Letter		Completed and sent to Borrower for signature
Rental Insurance		Triad verify proof of rental insurance coverage
Unit Transferred in Compass		Unit transferred from FP DLOC to RENTAL DLOC

EXHIBIT D

CONDITIONAL APPROVAL LETTER

COMMUNITY RENTAL HOME LOAN ADVANCE REQUEST

DATE ______________________
BORROWER ______________________________
CIN# ______________

Triad Financial Services, Inc. has conditionally approved BORROWER request for Advance for the Community Rental Home Loan Program on the following terms:
Advance Requested: $______________

New/Used Year		**Community Name**		**Home Lease Date**	
Manufacturer		**Resident Name**		**Home Only Rent $**	
Model Name/#		**Address**		**Manuf Invoice $**	
Manuf. Serial #		**City**		**Datacomp Mkt $**	
Length/Width		**ST & ZIP**		**NADA Value $ (Used Only)**	

Interest Rate: Wall Street Journal Prime plus __%; adjusts at the end of month ________
Amortization Term: ____ months; balance due in full at the end of month ___________
Origination Fee: $________ per unit
Total Credit Limit: $________________

Borrower Authorized Acceptance:
Borrower Signature: ______________________ **Date:** 7-22-21
Print Name: Raymond M. [illegible] **Title:** Manager

Exhibit E

Statement of Financial Transaction
See Attached Soft